N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(800) 247-5279                          October 17, 2016

ELS REPORTS THIRD QUARTER RESULTS
Continued Strong Performance

CHICAGO, IL – October 17, 2016 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the third quarter and nine months ended September 30, 2016. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Nine Months Ended September 30, 2016
For the quarter ended September 30, 2016, total revenues increased $16.1 million, or 7.7 percent, to $226.2 million compared to $210.1 million for the same period in 2015. Net income available for Common Stockholders increased $4.3 million, or $0.05 per Common Share, to $41.0 million, or $0.48 per Common Share, compared to $36.7 million, or $0.43 per Common Share, for the same period in 2015.
For the nine months ended September 30, 2016, total revenues increased $36.4 million, or 5.9 percent, to $656.4 million compared to $620.0 million for the same period in 2015. Net income available for Common Stockholders for the nine months ended September 30, 2016 increased $31.5 million, or $0.36 per Common Share, to $127.1 million, or $1.49 per Common Share, compared to $95.6 million, or $1.13 per Common Share, for the same period in 2015.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended September 30, 2016, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $6.6 million, or $0.06 per Common Share, to $76.9 million or $0.83 per Common Share, compared to $70.3 million, or $0.77 per Common Share, for the same period in 2015. For the nine months ended September 30, 2016, FFO available for Common Stock and OP Unit holders increased $36.5 million, or $0.38 per Common Share, to $230.4 million or $2.49 per Common Share, compared to $193.9 million, or $2.11 per Common Share, for the same period in 2015.
For the quarter ended September 30, 2016 Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $6.7 million, or $0.06 per Common Share, to $77.2 million, or $0.83 per Common Share, compared to $70.5 million, or $0.77 per Common Share, for the same period in 2015. For the nine months ended September 30, 2016, Normalized FFO available for Common Stock and OP Unit holders increased $19.9 million, or $0.20 per Common Share, to $231.3 million, or $2.50 per Common Share, compared to $211.4 million, or $2.30 per Common Share, for the same period in 2015.
For the quarter ended September 30, 2016, property operating revenues, excluding deferrals, increased $12.0 million to $211.3 million compared to $199.3 million for the same period in 2015. For the nine months ended September 30, 2016, property operating revenues, excluding deferrals, increased $31.0 million to $616.2 million compared to $585.2 million for the same period in 2015. For the quarter ended September 30, 2016, income from property operations, excluding deferrals and property management, increased $7.4 million to $119.6 million compared to $112.2 million for the same period in 2015. For the nine months ended September 30, 2016, income from property operations, excluding deferrals and property management, increased $22.2 million to $360.3 million compared to $338.1 million for the same period in 2015.

i

For the quarter ended September 30, 2016, Core property operating revenues, excluding deferrals, increased approximately 4.7 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.3 percent compared to the same period in 2015. For the nine months ended September 30, 2016, Core property operating revenues, excluding deferrals, increased approximately 4.5 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.8 percent compared to the same period in 2015.
Investment Activity
In October 2016, we completed the acquisition of Riverside RV, a 499-site property located in Arcadia, Florida. The purchase price of approximately $20.3 million was funded with available cash.
In August 2016, we closed on the purchase of approximately 25 acres of vacant land adjacent to Colony Cove and Ridgewood Estates manufactured home communities in Ellenton, Florida, for $2.0 million.
Balance Sheet Activity
In July 2016, we paid off two maturing mortgage loans of approximately $24.0 million in the aggregate, with a weighted average interest rate of 5.99 percent per annum, secured by one RV resort and one manufactured home community.
During September 2016, we completed refinancing activity and closed on loans with total gross proceeds of approximately $54.5 million in the aggregate. The loans have a weighted average interest rate of 4.05 percent per annum and are secured by three manufactured home communities and one RV resort.
In October 2016, we closed on a loan of approximately $15.0 million, secured by one manufactured home community, with a stated interest rate of 3.55 percent per annum.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
As of October 17, 2016, we own or have an interest in 391 quality properties in 32 states and British Columbia consisting of 146,298 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, October 18, 2016, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyle.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Fourth Quarter 2016	Monday, January 23, 2017	Tuesday, January 24, 2017 10:00 a.m. CT
First Quarter 2017	Monday, April 17, 2017	Tuesday, April 18, 2017 10:00 a.m. CT
Second Quarter 2017	Monday, July 17, 2017	Tuesday, July 18, 2017 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our

ii

acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2016 and 2017 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic "Revenue Recognition";

•
the outcome of pending or future lawsuits filed against us, including those disclosed in our filings with the Securities and Exchange Commission, by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain Properties or other tenant related matters, such as the case currently pending in the California Court of Appeal, Sixth Appellate District, Case No. H041913, involving our California Hawaiian manufactured home property, including any further proceedings on appeal or in the trial court; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

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Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	BMO Capital Markets	Green Street Advisors
Drew T. Babin	Paul Adornato	David Bragg/ Ryan Burke
215-553-7816	212-885-4170	949-640-8780
dbabin@rwbaird.com	paul.adornato@bmo.com	dbragg@greenstreetadvisors.com
rburke@greenstreetadvisors.com
Cantor Fitzgerald	Citi Research
Gaurav Mehta	Michael Bilerman/ Nick Joseph	Wells Fargo Securities
212-915-1221	212-816-1383	Todd Stender
gmehta@cantor.com	michael.bilerman@citi.com	562-637-1371
	nicholas.joseph@citi.com	todd.stender@wellsfargo.com

Bank of America Merrill Lynch Global Research	Evercore ISI
Juan Sanabria	Steve Sakwa/ Gwen Clark
646-855-1589	212-446-5600
juan.sanabria@baml.com	steve.sakwa@evercoreisi.com
gwen.clark@evercoreisi.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2016 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Stock and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Operating Information
Total revenues	$226.2	$210.1	$220.1	$201.6	$210.1
Net income	$46.8	$40.8	$57.2	$39.8	$42.1
Net income available for Common Stockholders	$41.0	$35.5	$50.6	$34.5	$36.7
Adjusted EBITDA (1)	$103.4	$95.9	$111.3	$94.6	$97.5
FFO available for Common Stock and OP Unit holders(1)(2)	$76.9	$68.9	$84.6	$67.1	$70.3
Normalized FFO available for Common Stock and OP Unit holders(1)(2)	$77.2	$69.3	$84.8	$67.6	$70.5
Funds available for distribution (FAD) available for Common Stock and OP Unit holders(1)(2)	$67.2	$58.4	$77.4	$57.0	$62.5

Stock Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	92,507	92,499	91,802	91,461	91,505
Weighted average Common Stock and OP Unit outstanding - fully diluted	92,910	92,264	92,041	91,875	91,940
Net income per Common Share - fully diluted	$0.48	$0.42	$0.60	$0.41	$0.43
FFO per Common Share - fully diluted	$0.83	$0.75	$0.92	$0.73	$0.77
Normalized FFO per Common Share - fully diluted	$0.83	$0.75	$0.92	$0.74	$0.77
Dividends per Common Share	$0.425	$0.425	$0.425	$0.375	$0.375

Balance Sheet
Total assets (3)	$3,470	$3,486	$3,415	$3,400	$3,423
Total liabilities (3)	$2,396	$2,420	$2,400	$2,408	$2,434

Market Capitalization
Total debt	$2,111	$2,134	$2,125	$2,146	$2,156
Total market capitalization (4)	$9,387	$9,675	$8,938	$8,380	$7,651

Ratios
Total debt / total market capitalization	22.5%	22.1%	23.8%	25.6%	28.2%
Total debt + preferred stock / total market capitalization	23.9%	23.5%	25.3%	27.2%	30.0%
Total debt / Adjusted EBITDA (5)	5.2	5.3	5.4	5.5	5.6
Interest coverage (6)	4.1	4.0	4.0	3.8	3.7
Fixed charges + preferred distributions coverage (7)	3.6	3.5	3.5	3.4	3.3

______________________

1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definition of Adjusted EBITDA, FFO, Normalized FFO and FAD; and reconciliation of Adjusted EBITDA.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.
As of December 31, 2015 and September 30, 2015, deferred financing costs of approximately $19.7 million and $20.3 million, respectively, were reclassified from deferred financing costs, net to mortgages notes payable and term loan due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

4.	See page 18 for market capitalization calculation as of September 30, 2016.

5.
Represents trailing twelve months Adjusted EBITDA. We believe trailing twelve months Adjusted EBITDA provides additional information for determining our ability to meet future debt service requirements.

6.	Interest coverage is calculated by dividing trailing twelve months Adjusted EBITDA by the interest expense incurred during the same period.

7.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDA by the sum of fixed charges and preferred stock dividends during the same period.

3Q 2016 Supplemental information	2	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Investment in real estate:
Land	$1,155,587	$1,101,676
Land improvements	2,863,758	2,787,882
Buildings and other depreciable property	622,045	588,041
	4,641,390	4,477,599
Accumulated depreciation	(1,368,942)	(1,282,423)
Net investment in real estate	3,272,448	3,195,176
Cash	68,812	80,258
Notes receivable, net	34,277	35,463
Investment in unconsolidated joint ventures	19,198	17,741
Deferred commission expense	31,435	30,865
Escrow deposits, goodwill, and other assets, net (1)	44,213	40,897
Total Assets	$3,470,383	$3,400,400
Liabilities and Equity
Liabilities:
Mortgage notes payable (1)	$1,892,692	$1,926,880
Term loan (1)	199,327	199,172
Unsecured lines of credit	—	—
Accrued expenses and accounts payable	94,103	76,044
Deferred revenue – upfront payments from right-to-use contracts	80,832	78,405
Deferred revenue – right-to-use annual payments	10,578	9,878
Accrued interest payable	8,128	8,715
Rents and other customer payments received in advance and security deposits	70,794	74,300
Distributions payable	39,315	34,315
Total Liabilities	2,395,769	2,407,709
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value, 9,945,539 shares authorized as of September 30, 2016 and December 31, 2015; none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of September 30, 2016 and December 31, 2015 at liquidation value	136,144	136,144
Common stock, $0.01 par value, 200,000,000 shares authorized as of September 30, 2016 and December 31, 2015; 85,303,937 and 84,253,065 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	852	843
Paid-in capital	1,096,916	1,039,140
Distributions in excess of accumulated earnings	(231,879)	(250,506)
Accumulated other comprehensive loss	(646)	(553)
Total Stockholders’ Equity	1,001,387	925,068
Non-controlling interests – Common OP Units	73,227	67,623
Total Equity	1,074,614	992,691
Total Liabilities and Equity	$3,470,383	$3,400,400

_______________

1.
As of December 31, 2015, deferred financing costs of approximately $3.7 million, $18.9 million and $0.8 million were reclassified from Deferred financing costs, net to Escrow deposits, goodwill, and other assets, net, to Mortgages notes payable, and to Term loan line items, respectively, due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

3Q 2016 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Community base rental income	$117,164	$110,908	$346,625	$330,251
Rental home income	3,484	3,413	10,572	10,526
Resort base rental income	54,486	49,765	154,652	142,837
Right-to-use annual payments	11,349	11,334	33,590	33,260
Right-to-use contracts current period, gross	3,672	3,889	9,290	10,264
Right-to-use contract upfront payments, deferred, net	(1,327)	(1,701)	(2,427)	(3,929)
Utility and other income	21,174	20,027	61,490	58,010
Gross revenues from home sales	10,895	7,878	28,239	24,341
Brokered resale revenue and ancillary services revenues, net	920	1,051	2,736	4,045
Interest income	1,767	1,758	5,052	5,314
Income from other investments, net	2,581	1,822	6,574	5,119
Total revenues	226,165	210,144	656,393	620,038

Expenses:
Property operating and maintenance	73,410	69,227	203,011	194,522
Rental home operating and maintenance	1,768	1,874	4,874	5,232
Real estate taxes	13,467	12,923	39,534	38,169
Sales and marketing, gross	3,100	3,105	8,524	9,139
Right-to-use contract commissions, deferred, net	(200)	(464)	(212)	(1,471)
Property management	11,863	11,361	35,670	33,750
Depreciation on real estate assets and rental homes	29,518	28,410	87,203	84,861
Amortization of in-place leases	1,376	616	2,139	1,950
Cost of home sales	10,745	7,868	28,507	23,685
Home selling expenses	909	861	2,548	2,386
General and administrative	7,653	7,225	23,315	22,172
Property rights initiatives and other	855	687	2,036	1,934
Early debt retirement	—	—	—	16,922
Interest and related amortization	25,440	26,227	76,635	79,648
Total expenses	179,904	169,920	513,784	512,899
Income before equity in income of unconsolidated joint ventures	46,261	40,224	142,609	107,139
Equity in income of unconsolidated joint ventures	496	1,882	2,142	3,606
Consolidated net income	46,757	42,106	144,751	110,745

Income allocated to non-controlling interest-Common OP Units	(3,462)	(3,136)	(10,770)	(8,191)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,297)	(2,297)	(6,910)	(6,910)
Net income available for Common Stockholders	$40,998	$36,673	$127,071	$95,644

3Q 2016 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

3Q 2016 Supplemental information	5	Equity LifeStyle Properties, Inc.

Third Quarter 2016 - Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
September 30, 2016
Income from property operations, excluding deferrals and property management - 2016 Core (1)	$117.9
Income from property operations, excluding deferrals and property management - Acquisitions (2)	1.7
Property management and general and administrative (excluding transaction costs)	(19.2)
Other income and expenses	4.5
Financing costs and other	(27.7)
Normalized FFO available for Common Stock and OP Unit holders (3)	77.2
Transaction costs	(0.3)
FFO available for Common Stock and OP Unit holders (3)	$76.9

Normalized FFO per Common Share - fully diluted	$0.83
FFO per Common Share - fully diluted	$0.83

Normalized FFO available for Common Stock and OP Unit holders (3)	$77.2
Non-revenue producing improvements to real estate	(10.0)
FAD available for Common Stock and OP Unit holders (3)	$67.2

Weighted average Common Stock and OP Units - fully diluted	92.9

___________________

1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of non-GAAP financial measures Income from property operations, excluding deferrals and property management, and Core, and reconciliation of income from property operations, excluding deferrals and property management to income before equity in income of unconsolidated joint ventures. See page 9 for details of the 2016 Core Income from Property Operations, excluding deferrals and property management.

2.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definition of Acquisition properties. See page 10 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisitions.

3.
See page 7 for a reconciliation of Net income available for Common Stockholders to non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders. See definitions of non-GAAP financial measures of FFO, Normalized FFO and FAD and Non-revenue producing improvements in Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information.

3Q 2016 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income available for Common Stockholders	$40,998	$36,673	$127,071	$95,644
Income allocated to Common OP Units	3,462	3,136	10,770	8,191
Right-to-use contract upfront payments, deferred, net (1)	1,327	1,701	2,427	3,929
Right-to-use contract commissions, deferred, net (2)	(200)	(464)	(212)	(1,471)
Depreciation on real estate assets	26,847	25,747	79,218	76,811
Depreciation on rental homes	2,671	2,663	7,985	8,050
Amortization of in-place leases	1,376	616	2,139	1,950
Depreciation on unconsolidated joint ventures	373	274	968	799
FFO available for Common Stock and OP Unit holders (3)	76,854	70,346	230,366	193,903
Transaction costs (4)	327	121	925	603
Early debt retirement	—	—	—	16,922
Normalized FFO available for Common Stock and OP Unit holders(3)	77,181	70,467	231,291	211,428
Non-revenue producing improvements to real estate	(10,004)	(7,931)	(28,322)	(26,196)
FAD available for Common Stock and OP Unit holders (3)	$67,177	$62,536	$202,969	$185,232

Net income available per Common Share - Basic	$0.48	$0.44	$1.50	$1.14
Net income available per Common Share - Fully Diluted	$0.48	$0.43	$1.49	$1.13

FFO per Common Share & OP Units-Basic	$0.83	$0.77	$2.51	$2.13
FFO per Common Share & OP Units-Fully Diluted	$0.83	$0.77	$2.49	$2.11

Normalized FFO per Common Share & OP Units-Basic	$0.84	$0.77	$2.52	$2.32
Normalized FFO per Common Share & OP Units-Fully Diluted	$0.83	$0.77	$2.50	$2.30

Average Common Stock - Basic	85,105	84,057	84,649	84,016
Average Common Stock and OP Units - Basic	92,307	91,269	91,854	91,236
Average Common Stock and OP Units - Fully Diluted	92,910	91,940	92,405	91,877

_____________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from sales of new and upgrade right-to-use contracts. For 2016, the customer life is estimated to be 40 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for non-GAAP financial measure definitions of FFO, Normalized FFO and FAD and for the definition of Non-revenue producing improvements.

4.	Included in general and administrative on the Consolidated Income Statement on page 4.

3Q 2016 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Community base rental income (2)	$117.2	$110.9	$346.6	$330.3
Rental home income	3.5	3.4	10.6	10.5
Resort base rental income (3)	54.5	49.8	154.6	142.8
Right-to-use annual payments	11.3	11.3	33.6	33.3
Right-to-use contracts current period, gross	3.7	3.9	9.3	10.3
Utility and other income	21.1	20.0	61.5	58.0
Property operating revenues	211.3	199.3	616.2	585.2

Property operating, maintenance and real estate taxes	86.8	82.1	242.5	232.8
Rental home operating and maintenance	1.8	1.9	4.9	5.2
Sales and marketing, gross	3.1	3.1	8.5	9.1
Property operating expenses	91.7	87.1	255.9	247.1
Income from property operations, excluding deferrals and property management (1)	$119.6	$112.2	$360.3	$338.1

Manufactured home site figures and occupancy averages:
Total sites	70,999	70,126	70,507	70,112
Occupied sites	66,330	64,918	65,697	64,767
Occupancy %	93.4%	92.6%	93.2%	92.4%
Monthly base rent per site	$589	$569	$586	$567

Resort base rental income:
Annual	$31.3	$29.1	$91.6	85.5
Seasonal	4.2	3.9	24.6	22.6
Transient	19.0	16.8	38.4	34.7
Total resort base rental income	$54.5	$49.8	$154.6	$142.8

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1.
See page 4 for the Consolidated Income Statement and see Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for non-GAAP measure definitions and reconciliation of Income from property operations, excluding deferrals and property management.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

3Q 2016 Supplemental information	8	Equity LifeStyle Properties, Inc.

2016 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2016	2015	Change (2)	2016	2015	Change (2)
Community base rental income (3)	$116.0	$110.8	4.7%	$345.0	$330.0	4.6%
Rental home income	3.5	3.4	2.2%	10.6	10.5	0.5%
Resort base rental income (4)	52.8	49.3	7.0%	150.7	142.0	6.1%
Right-to-use annual payments	11.3	11.3	0.1%	33.6	33.3	1.0%
Right-to-use contracts current period, gross	3.7	3.9	(5.6)%	9.3	10.3	(9.5)%
Utility and other income	20.9	20.0	4.7%	61.0	57.9	5.3%
Property operating revenues	208.2	198.7	4.7%	610.2	584.0	4.5%

Property operating, maintenance and real estate taxes	85.4	81.7	4.5%	239.7	232.1	3.3%
Rental home operating and maintenance	1.8	1.9	(5.8)%	4.9	5.2	(6.9)%
Sales and marketing, gross	3.1	3.1	(0.2)%	8.5	9.1	(6.7)%
Property operating expenses	90.3	86.7	4.1%	253.1	246.4	2.7%
Income from property operations, excluding deferrals and property management (1)	$117.9	$112.0	5.3%	$357.1	$337.6	5.8%
Occupied sites (5)	65,464	64,880

Core manufactured home site figures and occupancy averages:
Total sites	69,830	69,848		69,833	69,851
Occupied sites	65,327	64,785		65,183	64,644
Occupancy %	93.6%	92.8%		93.3%	92.5%
Monthly base rent per site	$592	$570		$588	$567

Resort base rental income:
Annual	$30.6	$28.9	5.8%	$89.9	$85.1	5.7%
Seasonal	3.7	3.8	(1.9)%	23.4	22.4	4.4%
Transient	18.5	16.6	11.3%	37.4	34.5	8.2%
Total resort base rental income	$52.8	$49.3	7.0%	$150.7	$142.0	6.1%

___________________________

1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of non-GAAP measures Income from property operations, excluding deferrals and property management, and Core.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 450 from 65,014 at December 31, 2015.

3Q 2016 Supplemental information	9	Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2016	September 30, 2016
Community base rental income	$1.2	$1.6
Resort base rental income	1.7	3.9
Utility income and other property income	0.2	0.5
Property operating revenues	3.1	6.0

Property operating expenses	1.4	2.8
Income from property operations, excluding deferrals and property management	$1.7	$3.2

______________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definition of Acquisitions.

3Q 2016 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Manufactured homes:
New home	$6.3	$5.8	$18.8	$17.2
Used home	6.0	6.8	18.7	21.0
Rental operations revenues (1)	12.3	12.6	37.5	38.2
Rental operations expense	1.8	1.9	4.9	5.2
Income from rental operations, before depreciation	10.5	10.7	32.6	33.0
Depreciation on rental homes	2.7	2.7	8.0	8.1
Income from rental operations, after depreciation	$7.8	$8.0	$24.6	$25.0

Occupied rentals: (2)
New	2,316	2,076
Used	2,473	2,876
Total occupied rental sites	4,789	4,952

	As of
	September 30, 2016		September 30, 2015
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$123.9	$98.0	$110.2	$89.2
Used	52.6	27.0	58.8	39.0
Total rental homes	$176.5	$125.0	$169.0	$128.2

__________________________

1.
For the quarters ended September 30, 2016 and 2015, approximately $8.9 million and $9.0 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. For the nine months ended September 30, 2016 and 2015, approximately $27.0 million and $27.6 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 8.

2.
Occupied rentals as of the end of the period shown in our Core portfolio. Included in the quarters ended September 30, 2016 and 2015 are 158 and 72 homes rented through our ECHO joint venture, respectively. For the nine months ended September 30, 2016 and 2015, the rental home investment associated with our ECHO joint venture totals approximately $5.7 million and $2.5 million, respectively.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At September 30, 2016 and 2015, our investment in the ECHO joint venture was approximately $15.3 million and $10.0 million, respectively.

3Q 2016 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of September 30, 2016
Sites
Community sites	71,000
Resort sites:
Annuals	26,300
Seasonal	10,800
Transient	10,500
Membership (1)	24,100
Joint Ventures (2)	3,100
Total	145,800

Home Sales - Select Data
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Total New Home Sales Volume (3)	207	123	508	352
New Home Sales Volume - ECHO joint venture	65	52	162	140
New Home Sales Gross Revenues(3)	$8,057	$3,901	$19,500	$12,186

Total Used Home Sales Volume (3)	335	357	988	1,174
New Used Sales Gross Revenues(3)	$2,838	$3,977	$8,739	$12,155

Brokered Home Resales Volume	182	202	585	668
Brokered Home Resale Revenues, net	$276	$290	$884	$941

__________________________

1.	Sites primarily utilized by approximately 106,700 members. Includes approximately 5,700 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 4.

3.
Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture. There was one used home sale from our ECHO joint venture for the quarter ended September 30, 2016.

3Q 2016 Supplemental information	12	Equity LifeStyle Properties, Inc.

2016 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2016 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations following storms or other unplanned events.

(In millions, except per share data, unaudited)

	Quarter Ended	Year Ended
	December 31, 2016	December 31, 2016
Income from property operations, excluding deferrals and property management - 2016 Core (2)	$116.3	$473.3
Income from property operations - Acquisitions (3)	1.6	4.8
Property management and general and administrative	(19.1)	(77.1)
Other income and expenses	1.6	14.2
Financing costs and other	(27.6)	(111.2)
Normalized FFO available for Common Stock and OP Unit holders (4)	72.8	304.0
Transaction costs	—	(0.9)
FFO available for Common Stock and OP Unit holders (4)	72.8	303.1
Depreciation on real estate and other	(28.0)	(110.3)
Depreciation on rental homes	(2.7)	(10.7)
Deferral of right-to-use contract sales revenue and commission, net	(0.6)	(2.8)
Income allocated to non-controlling interest-Common OP Units	(3.2)	(14.0)
Net income available for Common Stockholders	$38.3	$165.3

Net income per Common Share - fully diluted (5)	$0.42 - $0.48	$1.91 - $1.97
FFO per Common Share - fully diluted	$0.75 - $0.81	$3.25 - $3.31
Normalized FFO per Common Share - fully diluted	$0.75 - $0.81	$3.26 - $3.32

Weighted average Common Stock outstanding - fully diluted	92.8	92.5

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share, FFO available for Common Stock and OP Unit holders, FFO per Common Share, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2016 Core Guidance Assumptions. Amount represents 2015 income from property operations, excluding deferrals and property management, from the 2016 Core properties of $111.3 million multiplied by an estimated growth rate of 4.6% and $448.8 million multiplied by an estimated growth rate of 5.5% for the quarter ended September 30, 2016 and the year ended December 31, 2016, respectively.

3.	See page 14 for the 2016 Assumptions regarding the Acquisition properties.

4.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest-Common OP Units.

3Q 2016 Supplemental information	13	Equity LifeStyle Properties, Inc.

2016 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Fourth Quarter 2016	Year Ended	2016
	December 31, 2015	Growth Factors (2)	December 31, 2015	Growth Factors (2)
Community base rental income	$111.7	4.7%	$441.6	4.6%
Rental home income	3.5	(0.4)%	14.0	0.2%
Resort base rental income (3)	41.3	4.9%	183.4	5.8%
Right-to-use annual payments	11.2	0.3%	44.4	0.8%
Right-to-use contracts current period, gross	2.5	12.9%	12.8	(5.1)%
Utility and other income	18.1	(1.3)%	76.0	3.7%
Property operating revenues	188.3	3.9%	772.2	4.3%

Property operating, maintenance, and real estate taxes	72.5	2.9%	304.5	3.2%
Rental home operating and maintenance	1.9	(2.1)%	7.2	(5.6)%
Sales and marketing, gross	2.6	9.4%	11.7	(3.2)%
Property operating expenses	77.0	3.0%	323.4	2.8%
Income from property operations, excluding deferrals and property management	$111.3	4.6%	$448.8	5.5%

Resort base rental income:
Annual	$29.4	5.6%	$114.6	5.7%
Seasonal	6.3	(1.0)%	28.7	3.2%
Transient	5.6	8.0%	40.1	8.2%
Total resort base rental income	$41.3	4.9%	$183.4	5.8%

2016 Assumptions Regarding Acquisition Properties (1)
(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2016 (4)	December 31, 2016 (4)
Community base rental income	$1.2	$2.9
Resort base rental income	1.5	5.4
Utility income and other property income	0.3	0.8
Property operating revenues	3.0	9.1

Property operating, maintenance, and real estate taxes	1.4	4.2
Property operating expenses
Income from property operations, excluding deferrals and property management	$1.6	$4.9

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2016 Core Properties compared to actual 2015 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions is incorrect.

3Q 2016 Supplemental information	14	Equity LifeStyle Properties, Inc.

Preliminary 2017 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2017 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees; and (x) costs to restore property operations following storms or other unplanned events.

(In millions, except per share data, unaudited)

Year Ended
December 31, 2017
Income from property operations, excluding deferrals and property management - 2017 Core (2)	$495.8
Income from property operations - Acquisitions	6.5
Property management and general and administrative	(80.4)
Other income and expenses	13.2
Financing costs and other	(109.3)
Normalized FFO and FFO available for Common Shares (3)	325.8
Depreciation on real estate and other	(109.2)
Depreciation on rental homes	(10.7)
Deferral of right-to-use contract sales revenue and commission, net	(2.6)
Income allocated to OP units	(15.8)
Net income available for Common Shares	$187.5

Net income per Common Share - fully diluted (4)	$2.14 - $2.24
FFO per Common Share - fully diluted	$3.45 - $3.55
Normalized FFO per Common Share - fully diluted	$3.45 - $3.55

Weighted average Common Shares outstanding - fully diluted	93.0

____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Shares, Normalized FFO per common share, FFO available for Common Shares, FFO per common share, Net income available for Common Shares and Net income per common share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 16 for 2016 Core Guidance Assumptions. Amount represents estimated 2016 income from property operations, excluding deferrals and property management, from the 2016 Core properties of $475.0 million multiplied by an estimated growth rate of 4.4% for the year ended December 31, 2017.

3.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.

4.	Net income per fully diluted Common Share is calculated before Income allocated to Common OP Units.

3Q 2016 Supplemental information	15	Equity LifeStyle Properties, Inc.

Preliminary 2017 Core (1) Guidance Assumptions - Income from Property Operations

(In millions, unaudited)

	Estimated	2017 Growth
	2016	Factors (2)
Community base rental income	$462.4	4.0%
Rental home income	14.0	(4.2)%
Resort base rental income (3)	196.6	4.4%
Right-to-use annual payments	44.8	0.7%
Right-to-use contracts current period, gross	12.1	1.7%
Utility and other income	79.2	(1.3)%
Property operating revenues	809.1	3.2%

Property operating, maintenance, and real estate taxes	(315.9)	1.8%
Rental home operating and maintenance	(6.8)	(3.9)%
Sales and marketing, gross	(11.4)	(1.8)%
Property operating expenses	(334.1)	1.5%
Income from property operations	$475.0	4.4%

Resort base rental income:
Annual	$122.3	5.0%
Seasonal	30.2	2.0%
Transient	44.1	4.5%
Total resort base rental income	$196.6	4.4%

_______________________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2017 Core Properties compared to actual 2016 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

3Q 2016 Supplemental information	16	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trail Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2013	2014	2015	2016 (1)	2017 (1)
Member Count (2)	98,277	96,130	102,413	106,900	108,800
Thousand Trails Camping Pass (TTC) Origination (3)	15,607	18,187	25,544	29,100	29,800
TTC Sales	9,289	10,014	11,877	12,700	13,100
RV Dealer TTC Activations	6,318	8,173	13,667	16,400	16,700
Number of annuals (4)	4,830	5,142	5,470	5,800	6,000
Number of upgrade sales (5)	2,999	2,978	2,687	2,500	2,600

Right-to-use annual payments (6)	$47,967	$44,860	$44,441	$44,800	$45,100
Resort base rental income from annuals	$11,148	$12,491	$13,821	$15,400	$17,200
Resort base rental income from seasonals/transients	$12,692	$13,894	$15,795	$17,100	$18,100
Upgrade contract initiations (7)	$13,815	$13,892	$12,783	$12,100	$12,300
Utility and other income	$2,293	$2,455	$2,430	$2,440	$2,515

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.
The years ended December 31, 2013, includes $2.1 million of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 4.

3Q 2016 Supplemental information	17	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of September 30, 2016

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$1,911	90.5%
Unsecured Debt			200	9.5%
Total Debt (1)			$2,111	100.0%	22.5%

Common Stock	85,303,937	92.2%
OP Units	7,202,678	7.8%
Total Common Stock and OP Units	92,506,615	100.0%
Common Stock price at September 30, 2016	$77.18
Fair Value of Common Stock			$7,140	98.1%
Perpetual Preferred Stock			136	1.9%
Total Equity			$7,276	100.0%	77.5%

Total Market Capitalization			$9,387		100.0%

Perpetual Preferred Stock as of September 30, 2016

Series	Callable Date		Outstanding Stock	Liquidation Value	Annual Dividend Per Share	Annual Dividend Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

_________________

1.    Excludes deferred financing costs of approximately $18.8 million.

3Q 2016 Supplemental information	18	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of September 30, 2016
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2016	$—	—%		$—	—	$—	—%	—%
2017	57,429	5.80%		—	—	57,429	2.73%	5.80%
2018	200,273	5.97%		—	—	200,273	9.52%	5.97%
2019	202,113	6.27%		—	—	202,113	9.60%	6.27%
2020	122,452	6.13%		200,000	2.39%	322,452	15.32%	3.81%
2021	191,174	5.01%		—	—	191,174	9.08%	5.01%
2022	151,199	4.59%		—	—	151,199	7.18%	4.59%
2023	111,963	5.12%		—	—	111,963	5.32%	5.12%
2024	—	—%		—	—	—	—%	—%
Thereafter	868,026	4.18%		—	—	868,026	41.24%	4.18%
Total	$1,904,629	4.93%		$200,000	2.39%	$2,104,629	100.0%	4.69%

Note Premiums	6,213			—		6,213

Total Debt	1,910,842			200,000		2,110,842

Deferred Financing Costs	(18,150)			(673)		(18,823)

Total Debt, net	1,892,692	4.92%	(1)	199,327	2.52%	$2,092,019		4.69%	(1)

Average Years to Maturity	10.9			3.3		10.1

______________________
1.     Reflects effective interest rate including amortization of note premiums and amortization of deferred loan cost for secured and total debt and stated interest rate for unsecured debt.

3Q 2016 Supplemental information	19	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”), Funds Available for Distribution (“FAD”) and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b)gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property operating and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

3Q 2016 Supplemental information	20	Equity LifeStyle Properties, Inc.

The following table reconciles Income before equity in income of unconsolidated joint ventures to Income from property operations (amounts in thousands):

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Income before equity in income of unconsolidated joint ventures	$46,261	$40,224	$142,609	$107,139
Right-to-use upfront payments, deferred, net	1,327	1,701	2,427	3,929
Gross revenues from home sales	(10,895)	(7,878)	(28,239)	(24,341)
Brokered resale revenues and ancillary services revenues, net	(920)	(1,051)	(2,736)	(4,045)
Interest income	(1,767)	(1,758)	(5,052)	(5,314)
Income from other investments, net	(2,581)	(1,822)	(6,574)	(5,119)
Right-to-use contract commissions, deferred, net	(200)	(464)	(212)	(1,471)
Property management	11,863	11,361	35,670	33,750
Depreciation on real estate and rental homes	29,518	28,410	87,203	84,861
Amortization of in-place leases	1,376	616	2,139	1,950
Cost of homes sales	10,745	7,868	28,507	23,685
Home selling expenses	909	861	2,548	2,386
General and administrative	7,653	7,225	23,315	22,172
Property rights initiatives and other	855	687	2,036	1,934
Early debt retirement	—	—	—	16,922
Interest and related amortization	25,440	26,227	76,635	79,648
Income from property operations, excluding deferrals and property management	119,584	112,207	360,276	338,086
Right-to-use contracts, deferred and sales and marketing, deferred, net	(1,127)	(1,237)	(2,215)	(2,458)
Property management	(11,863)	(11,361)	(35,670)	(33,750)
Income from property operations	$106,594	$99,609	$322,391	$301,878
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA. EBITDA is defined as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; d) GAAP deferral of right-to-use contract upfront payments and related commissions, net; e) impairments, if any; and f) other miscellaneous non-comparable items. EBITDA and Adjusted EBITDA provide us with an understanding of one aspect of earnings before the impact of investing and financing charges. We believe that EBITDA and Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure a company’s operating performance and they are used by rating agencies and other parties, including lenders, to evaluate our creditworthiness.
The following table reconciles Consolidated net income to EBITDA and Adjusted EBITDA (amounts in thousands):

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Consolidated net income	$46,757	$42,106	$144,751	$110,745
Interest Income	(1,767)	(1,758)	(5,052)	(5,314)
Depreciation on real estate assets and rental homes	29,518	28,410	87,203	84,861
Amortization of in-place leases	1,376	616	2,139	1,950
Depreciation on corporate assets	282	275	840	1,089
Depreciation on unconsolidated joint ventures	373	274	968	800
Interest and related amortization	25,440	26,227	76,635	79,648
EBITDA	101,979	96,150	307,484	273,779
Right-to-use contract upfront payments, deferred, net	1,327	1,701	2,427	3,929
Right-to-use contract commissions, deferred, net	(200)	(464)	(212)	(1,471)
Transaction costs	327	121	925	603
Early debt retirement	—	—	—	16,922
Adjusted EBITDA	$103,433	$97,508	$310,624	$293,762
CORE. The Core properties include properties we owned and operated during all of 2015 and 2016. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.

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ACQUISITIONS. The Acquisition properties include three properties acquired during 2016 and three properties acquired during 2015.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

3Q 2016 Supplemental information	22	Equity LifeStyle Properties, Inc.